Exhibit 4.3

SMART Storage Systems (Global Holdings), Inc.
2011 Share Incentive Plan
1.Purpose of the Plan.
The purpose of this SMART Storage Systems (Global Holdings), Inc. 2011 Share Incentive Plan (the “Plan”) is to aid SMART Storage Systems (Global Holdings), Inc., a Cayman Islands exempted company (the “Company”), and its Parent and their Affiliates in recruiting and retaining employees, directors and other service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company, Parent and their Affiliates by providing incentives through the granting of Share Awards. The Company expects that it will benefit from aligning the interests of such persons with those of the Company, its Parent and their Affiliates by providing them with equity-based awards with respect to the ordinary shares of the Company.
2.Definitions. For purposes of this Plan, the following capitalized terms shall have their respective meanings set forth below:
(a)“Affiliate” shall mean with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person and any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which such Person has a significant equity interest or which has a significant equity interest in such Person, in either case as determined by the Committee. For purposes of this definition, the terms “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of any ISO, “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(b)“Applicable Law” shall mean the legal requirements relating to the administration of an equity compensation plan under applicable U.S. federal and state corporate and securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of the Cayman Islands and any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.
(c)“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules thereto).
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Cause” shall have the meaning given to such term in the Employment Agreement between the Company or any of its Affiliates and the applicable Participant, or if no such Employment Agreement exists or if “Cause” is not defined therein, then Cause shall mean any of the following: (i) a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness); (ii) a Participant’s gross negligence or willful malfeasance in the performance of his or her duties; (iii) a Participant’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony or other similar offense under Applicable Law; (iv) a Participant being repeatedly under the influence of alcohol or illegal drugs while performing his or her duties; or (v) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant’s breach of the provisions of any non-solicitation, non-competition, trade secret or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant. The existence or non-existence of Cause with respect to any Participant will be determined in good faith by the Board.
(f)“Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of (i) Parent or (ii) the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to the Silver Lake Investors or any of their respective Affiliates; or
(ii)any person or group, other than any of the Silver Lake Investors or any of their respective Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting securities of Parent or the Company, including by way of merger, amalgamation, consolidation or otherwise.
(g)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(h)“Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of this Plan; provided that in the absence of any such committee, the term “Committee” shall mean the Board. For the avoidance of doubt, the Board shall at all times be authorized to act as the Committee under or pursuant to any provisions of this Plan.
(i)“Consultant” shall mean any person engaged by the Company, Parent or any of their respective Affiliates as a consultant or independent contractor to render consulting, advisory or other services and who is compensated for such services.
(j)“Disability” shall have the meaning given to such term in the Employment Agreement between the Company or any of its Affiliates and the applicable Participant, or if no such Employment Agreement exists or if “Disability” is not defined therein, then Disability shall have the meaning ascribed to such term under Section 409A(a)(2)(C)(i) of the Code for all purposes, except to the extent necessary for qualification of Options as ISOs, then Disability shall mean the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Without limiting the foregoing and except as otherwise provided in a Participant’s Employment Agreement, the existence of a Disability shall be determined by the Committee in good faith in accordance with Applicable Law.
(k)“Effective Date” shall mean the date the Board approves this Plan, or such later date as designated by the Board.
(l)“Employment” shall mean (i) a Participant’s employment if the Participant is an employee of the Company, Parent or any of their respective Affiliates, (ii) a Participant’s services as a Consultant, if the Participant is a Consultant, and (iii) a Participant’s services as a non-

employee member of the Board or the board of directors (or equivalent governing body) of Parent or any Affiliate of the Company.
(m)“Employment Agreement” shall mean the employment or severance and change of control agreement, or other similar agreement, if any, specifying the terms of a Participant’s Employment by the Company, Parent or one of their Affiliates.
(n)“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as each may be amended from time to time.
(o)“Fair Market Value” shall mean, as of any date, the value of a Share determined as follows: (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, then Fair Market Value shall be the price determined in good faith by the Board (or a committee thereof). Notwithstanding anything to the contrary herein, the “Fair Market Value” of the Shares shall at all times be determined in a manner intended to be consistent with Section 409A of the Code (and the regulations and guidance promulgated thereunder), as may be amended from time to time, and the same method shall be used by the Company for determining all applicable income tax consequences resulting from the exercise of an Option.
(p)“Good Reason” shall have the meaning given to such term in the Employment Agreement between the Company or any of its Affiliates and the applicable Participant, or if no such Employment Agreement exists then Good Reason shall be inapplicable with respect to such Participant.
(q)“Initial Public Offering” shall mean the consummation of the initial underwritten public offering of equity interests in the Company or any of its subsidiaries, which offering is registered under the Securities Act of 1933, as amended, or, if earlier, the initial widely distributed underwritten public offering outside the U.S. pursuant to which the equity interests in the Company or any of its subsidiaries are registered on a non-U.S. stock exchange.
(r)“ISO” shall mean an option to acquire Shares that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as amended from time to time.
(s)“Option” shall mean an option granted pursuant to Section 6 of this Plan.
(t)“Option Price” shall mean the purchase price per Share of an Option, as determined pursuant to Section 6(a) of this Plan.
(u)“Other Share-Based Awards” shall mean Share Awards granted pursuant to Section 8 of this Plan.
(v)“Parent” shall mean Saleen Holdings, Inc., a Cayman Islands exempted company.

(w)“Participant” shall mean a person eligible to receive a Share Award pursuant to Section 4 and who actually receives a Share Award or, if applicable, such other Person who holds an outstanding Share Award.
(x)“Person” shall mean a “person” as such term is used for purposes of 13(d) or 14(d) of the Exchange Act, or any successor section thereto.
(y)“Plan” shall mean this SMART Storage Systems (Global Holdings), Inc. 2011 Share Incentive Plan, as may be amended from time to time.
(z)“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as each may be amended from time to time.
(aa)“Shares” shall mean the ordinary shares, of US$0.01 par value, in the authorized capital of the Company or such other securities as may be designated by the Committee from time to time.
(bb)    “Share Appreciation Right” shall mean a share appreciation right granted pursuant to Section 7 of this Plan.
(cc)    “Share Award” shall mean an Option, Share Appreciation Right or Other Share-Based Award granted pursuant to this Plan.
(dd)    “Share Award Agreement” shall mean a written agreement between the Company and a holder of a Share Award, executed by the Company, evidencing the terms and conditions of the Share Award.
(ee)    “Silver Lake Investors” means, collectively, Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted limited partnership, Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted limited partnership, and any of their respective Affiliates, designated transferees or successors that hold equity securities in Parent.
(ff)    “Subsidiary” shall mean, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding ordinary shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Beneficially Owned by the Company, and (ii) any entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
3.Administration by Committee.
This Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Additionally, the Committee may delegate the authority to grant Share Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that such delegation and grants are consistent with Applicable Law and guidelines established by the Board from time to time. Share Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Share Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Share Award Agreement consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may reasonably determine to be necessary to withhold for federal, state, local and/or non-U.S. taxes as a result of the exercise, grant or vesting of a Share Award (including, without limitation, any applicable income, employment and social security taxes or contributions). The Committee shall also determine the acceptable form or forms pursuant to which the Participant will be able to elect to pay a portion of or all such withholding taxes. To the extent permitted by the Committee in the Share Award Agreement or otherwise and, in each case, as permitted under Applicable Law, a Participant may elect to pay a portion or all of any withholding taxes (but no more than the minimum amount required to be withheld) by (a) delivery in Shares if permissible under local law, or (b) having Shares withheld (if permissible under local law) by the Company from any Shares that would have otherwise been received by the Participant.
4.Shares Subject to the Plan and Participation.
Subject to Section 9, the total number of Shares which may be issued under this Plan is 2,149,419, which number is also the maximum number of Shares for which ISOs may be granted. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of a Share Award or in consideration of the cancellation or termination of a Share Award shall reduce the total number of Shares available under this Plan, as applicable. Shares which are subject to Share Awards which terminate or lapse without the payment of consideration may be granted again under the Plan, unless prohibited by Applicable Law.
Employees, directors and other service providers of the Company and its Affiliates (subject to Section 5(b) of this Plan) shall be eligible to be selected to receive Share Awards under the Plan; provided that ISOs may only be granted to employees of the Company and its Affiliates.
5.General Limitations.
(a)Tenth Anniversary. No Share Award may be granted under this Plan after the tenth anniversary of the Effective Date, but Share Awards theretofore granted may extend beyond such date.
(b)Consultants. Prior to an Initial Public Offering, a Consultant shall not be eligible for the grant of a Share Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”), unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act, as well as comply with the securities laws of any other relevant jurisdictions.
6.Terms and Conditions of Options.
Options granted under this Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Share Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

(a)Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 3 hereof).
(b)Exercisability. Options granted under this Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Subject to such ten-year limitation, in the event that the Participant’s Employment is terminated for any reason other than Cause, then any Option that is exercisable on the date of termination shall remain exercisable for a period of (i) six (6) months after the date of termination if the termination was caused by the Participant’s death or Disability and (ii) thirty (30) days after the date of termination if the termination was caused by other than the Participant’s death or Disability, or such longer period as may be specified in the applicable Share Award Agreement.
(c)Exercise of Options. Except as otherwise provided in this Plan or in the applicable Share Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii)(A), (ii)(B), (ii)(C), or (ii)(D) of the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company (i) in cash or its equivalent (e.g., by personal check or wire transfer), or (ii) to the extent explicitly permitted by the Committee in the applicable Share Award Agreement or otherwise, pursuant to one or more of the following methods: (A) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other reasonable requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (B) partly in cash and partly in such Shares; (C) following an Initial Public Offering, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; or (D) through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to this Plan.
(d)ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified options, unless the applicable Share Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified option granted under this Plan; provided that such Option (or portion thereof) otherwise complies with this Plan’s requirements relating to nonqualified options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(e)Attestation. Wherever in this Plan or any Share Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.
7.Terms and Conditions of Share Appreciation Rights.
(a)Grants. The Committee may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in the applicable Share Award Agreement).
(b)Terms. The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Share Appreciation Right is granted (other than in the case of Share Appreciation Rights granted in substitution of previously granted awards, as described in Section 3); provided, however, that in the case of a Share Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. In addition, each Share Appreciation Right that is granted in conjunction with an Option or a portion thereof shall automatically terminate upon the exercise of such Option or portion thereof, as applicable. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.
(c)Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Share Appreciation Rights as it may deem fit, but in no event shall a Share Appreciation Right be exercisable more than ten years after the date it is granted.
8.Other Share-Based Awards.
The Committee, in its sole discretion, may grant or sell Share Awards, Share Awards of restricted Shares and Share Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Share Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Share-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).
9.Adjustments upon Certain Events.
Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Share Awards granted hereunder:

(a)Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend, Share split or reverse split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of Shares or other corporate exchange, or any cash dividend or distribution to shareholders other than ordinary cash dividends or any transaction similar to the foregoing or in the event of an initial public offering of the equity securities of Parent, the Committee shall make such proportionate substitution or adjustment, if any, as it deems to be equitable (subject to Section 17), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Share Awards, (ii) the Option Price or exercise price of any Share Appreciation Right and/or (iii) any other affected terms of such Share Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation - Stock Compensation (FASB ASC 718)), the Committee shall make an equitable adjustment to outstanding Share Awards to reflect such event; and provided, further, that in the case of any Share dividend, Share split or reverse split, recapitalization, combination, reclassification or other distribution of the Company’s equity securities with respect to the Shares without receipt of consideration by the Company, the Committee shall make a proportionate adjustment.
(b)Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 17 and any Participant’s rights under a Share Award Agreement), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of a Share Award, (ii) cancel such Share Awards for fair value (as determined by the Committee in its sole discretion in good faith) which, in the case of Options and Share Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of Shares subject to such Options or Share Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights) over the aggregate Option Price of such Options or exercise price of such Share Appreciation Rights, (iii) subject to any limitations or reductions as may be necessary to comply with Sections 424 or 409A of the Code and, in each case, the applicable regulations thereunder, provide for the issuance of substitute Share Awards that will preserve the rights under, and the otherwise applicable terms of, any affected Share Awards previously granted hereunder as determined by the Committee in its sole discretion in good faith, or (iv) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all Shares subject thereto (whether or not vested) and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.
10.No Right to Employment or Share Awards.
The granting of a Share Award under this Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s right or any of its Affiliates’ rights to terminate the Employment of such Participant for any reason whatsoever, and regardless of whether such termination is with or without Cause or with or without reasonable notice. No Participant or other Person shall have any claim to be granted any Share Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Share Awards. The terms and conditions of Share Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
11.Successors and Assigns.
This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of each such Participant and the executor, administrator or trustee of any such estate and, if applicable, any receiver or trustee in bankruptcy or representative of the creditors of any such Participant.
12.Nontransferability of Awards.
Unless expressly permitted by the Committee in a Share Award Agreement or otherwise in writing, and, in each case, to the extent permitted by Applicable Law, a Share Award shall not be transferable or assignable by the applicable Participant other than by will or by the laws of descent and distribution. A Share Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
13.Amendments or Termination.
The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or, if applicable, change the maximum number of Shares for which Share Awards may be granted to any Participant, or (b) without the consent of a Participant, if such action would diminish any of the rights of such Participant under any Share Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Share Awards meeting the requirements of the Code or other Applicable Laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants).

14.Choice of Law.
This Plan and the Share Awards granted hereunder shall be governed by and construed in accordance with the law of the Cayman Islands, without regard to conflicts of law principles thereof.
15.Effectiveness of the Plan.
This Plan shall be effective as of the Effective Date.
16.Exchange Act Exemption.
Notwithstanding anything to the contrary in the Plan or any Share Award Agreement, until such time as the Company becomes subject to the reporting requirements of Sections 12 or 15(d) of the Exchange Act, if the Company is relying on the exemption from registration under the Exchange Act set forth in Rule 12h-1(f) under the Exchange Act (the “Employee Options Exemption”) in connection with the grant of Options hereunder or the issuance of Shares upon the exercise of such Options, the Plan, the Options granted hereunder and the Share Award Agreements entered into in connection with such grants are intended to comply with the Employee Options Exemption and, accordingly, to the maximum extent permitted, the Plan, such Options and such Share Award Agreements shall be interpreted to be in compliance therewith.
17.Section 409A.
Notwithstanding other provisions of this Plan or any Share Award Agreements hereunder, no Share Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Share Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Share Award Agreement, as the case may be, without causing the Participant holding such Share Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 17.
18.General Provisions.
(a)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Share Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated
(b)Company Governing Instruments. All Shares issued and/or vested pursuant to a Share Award, or transferred thereafter, shall be held subject to the Memorandum and Articles of Association of the Company.
(c)Proprietary Information and Inventions Agreement. A Participant shall, as a condition precedent to the exercise or settlement of a Share Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality and non-disclosure agreement.

Appendix A
OPTION AGREEMENT
Time Vesting Option

THIS OPTION AGREEMENT (the “Agreement”), made by and between SMART Storage Systems (Global Holdings), Inc., a Cayman Islands exempted company (the “Company”), and ____________ (the “Optionee”), is effective as of October 26, 2011 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the SMART Storage Systems (Global Holdings), Inc. 2011 Share Incentive Plan (the “Plan”).
WHEREAS, as an incentive for the Optionee’s efforts during the Optionee’s Employment with the Company, Parent and their Affiliates, the Company wishes to afford the Optionee the opportunity to purchase a number of Shares, pursuant to the terms and conditions set forth in this Agreement and the Plan; and
WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officers to issue the Share Award described below.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS
Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

ARTICLE II
GRANT OF OPTIONS
Section 2.1.    Grant of Options
For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate number of __________ Shares, subject to the adjustment as set forth in Section 2.4 hereof (the “Option”). As a condition of the grant of this Option, Optionee hereby agrees that (i) any Awards previously granted to Optionee under the Saleen Holdings, Inc. 2011 Share Incentive Plan (which was formerly known as the SMART Modular Technologies (WWH), Inc. Amended and Restated Stock Incentive Plan) that remain outstanding as of the Grant Date (“Rollover Options”) will be governed by the terms and conditions of such plan, as amended and restated as of the Grant Date and, to the extent applicable, to the terms and conditions of any employment or severance agreement between the Optionee and the Company or any Affiliate as in effect immediately prior to the date on which the Optionee’s Employment terminates; (ii) to the extent the Optionee is not already bound by the terms and conditions of a shareholders agreement with Parent, as a condition to exercising any Rollover Options, the Optionee must, unless the Optionee already delivered the shareholders agreement applicable to the Optionee, execute and deliver to the Company a written instrument (a “Joinder”), in the form attached hereto as Exhibit A, pursuant to which the Optionee agrees to be bound by the terms and conditions of the Employee Investors Shareholders Agreement to the

same extent as an Employee Investor thereunder, in respect of shares of Parent acquired upon such exercise, (iii) the Option shall be subject to Section 3.5 of the Share Purchase Agreement between the Optionee, the Company and SMART Modular Technologies (WWH), Inc., attached hereto as Exhibit B (the “Share Purchase Agreement”); and (iv) to the extent that the Optionee is party to either an employment or severance agreement with the Company or any Affiliate that provides for accelerated vesting of equity awards upon a qualifying termination following a change of control, this Option shall only be subject to the terms and conditions of such agreement with respect to a change of control that occurs after August 26, 2011.
Section 2.2.    Exercise Price
Subject to Section 2.4 hereof, the per Share exercise price of the Shares covered by the Option shall be $2.50 per Share.
Section 2.3.    No Guarantee of Employment
Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Company or Parent or any of their Subsidiaries or Affiliates, or shall interfere with or restrict in any way the rights of the Company or Parent and any of their Subsidiaries and Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment Agreement (if any such agreement is in effect at the time of such termination).
Section 2.4.    Adjustments to Option
The Option shall be subject to adjustment in accordance with Section 9 of the Plan.

ARTICLE III
PERIOD OF EXERCISABILITY
Section 3.1.    Vesting and Commencement of Exercisability
(a)Subject to the Optionee’s continued Employment, the Option shall vest and become exercisable with respect to 50% of the Shares subject to the Option on the second anniversary of the Grant Date (the “Initial Vesting Date”), and the remaining 50% of the Shares subject to the Option will vest in twenty-four (24) equal monthly installments on the last day of each month beginning with the first full month following the Initial Vesting Date.
(b)No portion of the Option shall vest and become exercisable as to any additional Shares following the termination of the Optionee’s Employment for any reason, and the portion of the Option that is unvested and unexercisable as of the date of such termination shall immediately expire without consideration or payment therefor.
Section 3.2.    Expiration of Option
If not previously exercised, the Option shall expire without consideration or payment therefor on the first to occur of the following events:
(a)the eighth anniversary of the Grant Date;
(b)the ninetieth day immediately following the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or Parent or any of their Affiliates, as applicable, without Cause or by the Optionee for any reason;
(c)the first anniversary of the date that the Optionee’s Employment is terminated due to the Optionee’s death or Disability; or

(d)immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or Parent or any of its Affiliates, as applicable, for Cause.

ARTICLE IV
EXERCISE OF OPTION
Section 4.1.    Person Eligible to Exercise
Except as otherwise permitted by the Committee in writing, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option expires under Section 3.2 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution.
Section 4.2.    Partial Exercise
Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires under Section 3.2; provided, however, that any whole or partial exercise shall be for whole Shares only.
Section 4.3.    Manner of Exercise
An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary of the Company at the Company’s principal office, all of the following prior to the time when the Option or such portion expires under Section 3.2:
(a)notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee and in the form set forth hereto as Exhibit C;
(b)full payment of the applicable aggregate exercise price (in cash, by check, by wire transfer or by a combination of the foregoing) for the Shares with respect to which such Option or portion thereof is exercised;
(c)a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act, and that the Optionee or other Person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such Person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;
(d)in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option;

(e)full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option in cash (including by check or wire transfer); and
(f)an executed copy of the Share Purchase Agreement (to the extent not previously executed).
Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Share Purchase Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. The written representation and agreement referred to in Section 4.3(c) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such Shares.
Section 4.4.    Conditions to Issuance of Shares
The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:
(a)the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and
(b)the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by Applicable Law.
Section 4.5.    Rights as Shareholder
The Optionee shall not be, and shall not have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable in connection with the Option or any portion thereof unless and until a book entry representing such Shares has been made on the books and records of the Company.

ARTICLE V
MISCELLANEOUS
Section 5.1.    Administration
The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be taken in good faith and shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.
Section 5.2.    Option Not Transferable
Except as otherwise permitted by the Committee in writing or provided in the Share Purchase Agreement, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers of the Option by will or by the Applicable Laws of descent and distribution.
Section 5.3.    Notices
Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the most recent address of the Optionee set forth in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 5.4.    Titles; Interpretation
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.
Section5.5.    Applicability of the Plan and the Share Purchase Agreement
The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan and the Share Purchase Agreement, to the extent applicable to the Option and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Share Purchase Agreement, the terms of the Share Purchase Agreement shall control.
Section 5.6.    Amendment
This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.
Section 5.7.    Proprietary Information and Inventions Agreement
The Optionee shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality and non-disclosure agreement.
Section 5.8.    Governing Law
This Agreement shall be governed in all respects by the laws of the Cayman Islands.
Section 5.9.    Severability

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
Section 5.10.    Counterparts.
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SMART Storage Systems (Global Holdings), Inc.

Name:
Title:

Optionee:

Name:

EXHIBIT A
FORM OF JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Employee Investors Shareholders Agreement of Saleen Holdings, Inc., a Cayman Islands exempted company, dated as of August 26, 2011 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Employee Investors Shareholders Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Employee Investors Shareholders Agreement.
By executing and delivering this Joinder Agreement to the Employee Investors Shareholders Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with, the provisions of the Employee Investors Shareholders Agreement as an Employee Investor. In connection therewith, effective as of the date hereof, the undersigned hereby makes the representations and warranties contained in Section 2.1 of the Employee Investors Shareholders Agreement.
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, _____.

Signature of Employee Investor

Print Name of Employee Investor

Address of Employee Investor:

Telephone:
Facsimile:

AGREED AND ACCEPTED
as of the ____ day of ____________, _____.

SALEEN HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B
SHARE PURCHASE AGREEMENT

EXHIBIT C
NOTICE OF OPTION EXERCISE
To exercise your option (the “Option”) to purchase the ordinary shares of SMART Storage Systems (Global Holdings) Inc. (the “Shares”) pursuant to the Option Agreement, please fill out this form and execute the attached Share Purchase Agreement (to the extent not previously executed and delivered) and return them to the Company, together with your payment of the amount of the aggregate exercise price due, which is the product of the number of Shares with respect to which you are exercising the Option and the per share exercise price of $__________. You are not required to exercise the Option with respect to all Shares thereunder. You also must include payment for the amount of any required payroll taxes and income tax withholding due in connection with your exercise, unless the Committee administering the Option Agreement specifically provides for this obligation to be satisfied in a different manner in accordance with the Option Agreement.
I hereby exercise my right to purchase ____ Shares under the Option Agreement. I am vested in the Option as to the Shares being purchased hereunder. Enclosed is payment for both the exercise price of $_______ and the required payroll taxes and income tax withholding of $_______ (if applicable). (Please contact the office of the Stock Plan Administrator of the Company to determine the amount of any required payroll taxes and income tax withholding.) I also have signed and enclosed the Share Purchase Agreement which was attached to the Option Agreement, and understand that, in that case, this exercise is not effective unless the executed Share Purchase Agreement is attached. I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this Option.

Signature:
Printed Name:
Date:

Appendix B
OPTION AGREEMENT
Time Vesting Option

THIS OPTION AGREEMENT (the “Agreement”), made by and between SMART Storage Systems (Global Holdings), Inc., a Cayman Islands exempted company (the “Company”), and ____________ (the “Optionee”), is effective as of October 26, 2011 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the SMART Storage Systems (Global Holdings), Inc. 2011 Share Incentive Plan (the “Plan”).
WHEREAS, as an incentive for the Optionee’s efforts during the Optionee’s Employment with the Company, Parent and their Affiliates, the Company wishes to afford the Optionee the opportunity to purchase a number of Shares, pursuant to the terms and conditions set forth in this Agreement and the Plan; and
WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officers to issue the Share Award described below.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS
Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

ARTICLE II
GRANT OF OPTIONS
Section 2.1.    Grant of Options
For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate number of __________ Shares, subject to the adjustment as set forth in Section 2.4 hereof (the “Option”). As a condition of the grant of this Option, Optionee hereby agrees that (i) any Awards previously granted to Optionee under the Saleen Holdings, Inc. 2011 Share Incentive Plan (which was formerly known as the SMART Modular Technologies (WWH), Inc. Amended and Restated Stock Incentive Plan) that remain outstanding as of the Grant Date (“Rollover Options”) will be governed by the terms and conditions of such plan, as amended and restated as of the Grant Date and, to the extent applicable, to the terms and conditions of any employment or severance agreement between the Optionee and the Company or any Affiliate as in effect immediately prior to the date on which the Optionee’s Employment terminates; (ii) to the extent the Optionee is not already bound by the terms and conditions of a shareholders agreement with Parent, as a condition to exercising any Rollover Options, the Optionee must, unless the Optionee already delivered the shareholders agreement applicable to the Optionee, execute and deliver to the Company a written instrument (a “Joinder”), in the form attached hereto as Exhibit A, pursuant to which the Optionee agrees to be bound by the terms and conditions of the Employee Investors Shareholders Agreement to the

same extent as an Employee Investor thereunder, in respect of shares of Parent acquired upon such exercise, (iii) the Option shall be subject to Section 3.5 of the Share Purchase Agreement between the Optionee, the Company and SMART Modular Technologies (WWH), Inc., attached hereto as Exhibit B (the “Share Purchase Agreement”); and (iv) to the extent that the Optionee is party to either an employment or severance agreement with the Company or any Affiliate that provides for accelerated vesting of equity awards upon a qualifying termination following a change of control, this Option shall only be subject to the terms and conditions of such agreement with respect to a change of control that occurs after August 26, 2011.
Section 2.2.    Exercise Price
Subject to Section 2.4 hereof, the per Share exercise price of the Shares covered by the Option shall be $2.50 per Share.
Section 2.3.    No Guarantee of Employment
Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Company or Parent or any of their Subsidiaries or Affiliates, or shall interfere with or restrict in any way the rights of the Company or Parent and any of their Subsidiaries and Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment Agreement (if any such agreement is in effect at the time of such termination).
Section 2.4.     Adjustments to Option
The Option shall be subject to adjustment in accordance with Section 9 of the Plan.

ARTICLE III
PERIOD OF EXERCISABILITY
Section 3.1.    Vesting and Commencement of Exercisability
(a)Subject to the Optionee’s continued Employment, the Option shall vest and become exercisable with respect to 50% of the Shares subject to the Option on the second anniversary of the Grant Date (the “Initial Vesting Date”), and the remaining 50% of the Shares subject to the Option will vest in twenty-four (24) equal monthly installments on the last day of each month beginning with the first full month following the Initial Vesting Date.
(b)No portion of the Option shall vest and become exercisable as to any additional Shares following the termination of the Optionee’s Employment for any reason, and the portion of the Option that is unvested and unexercisable as of the date of such termination shall immediately expire without consideration or payment therefor.
Section 3.2.    Expiration of Option
If not previously exercised, the Option shall expire without consideration or payment therefor on the first to occur of the following events:
(a)the eighth anniversary of the Grant Date;
(b)the ninetieth day immediately following the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or Parent or any of their Affiliates, as applicable, without Cause or by the Optionee for any reason;
(c)the first anniversary of the date that the Optionee’s Employment is terminated due to the Optionee’s death or Disability; or

(d)immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or Parent or any of its Affiliates, as applicable, for Cause.

ARTICLE IV
EXERCISE OF OPTION
Section 4.1.    Person Eligible to Exercise
Except as otherwise permitted by the Committee in writing, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option expires under Section 3.2 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution.
Section 4.2.    Partial Exercise
Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires under Section 3.2; provided, however, that any whole or partial exercise shall be for whole Shares only.
Section 4.3.    Manner of Exercise
An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary of the Company at the Company’s principal office, all of the following prior to the time when the Option or such portion expires under Section 3.2:
(a)notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee and in the form set forth hereto as Exhibit C;
(b)full payment of the applicable aggregate exercise price (in cash, by check, by wire transfer or by a combination of the foregoing) for the Shares with respect to which such Option or portion thereof is exercised;
(c)a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act, and that the Optionee or other Person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such Person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;
(d)in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option;

(e)full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option in cash (including by check or wire transfer); and
(f)an executed copy of the Share Purchase Agreement (to the extent not previously executed).
Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Share Purchase Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. The written representation and agreement referred to in Section 4.3(c) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such Shares.
Section 4.4.    Conditions to Issuance of Shares
The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:
(a)the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and
(b)the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by Applicable Law.
Section 4.5.    Rights as Shareholder
The Optionee shall not be, and shall not have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable in connection with the Option or any portion thereof unless and until a book entry representing such Shares has been made on the books and records of the Company.

ARTICLE V
MISCELLANEOUS
Section 5.1.    Administration
The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be taken in good faith and shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.
Section 5.2.    Option Not Transferable
Except as otherwise permitted by the Committee in writing or provided in the Share Purchase Agreement, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers of the Option by will or by the Applicable Laws of descent and distribution.
Section 5.3.    Notices
Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the most recent address of the Optionee set forth in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 5.4.    Titles; Interpretation
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.
Section 5.5.    No Right to Employment or Additional Options or Share Awards
The Option granted hereunder shall impose no obligation on the Company or any Affiliate to continue the Optionee’s Employment and shall not lessen or affect the Company’s or any Affiliate’s right to terminate such Employment. Neither the Optionee nor any other Person shall have any claim to be granted any additional Option or any other Share Award and there is no obligation under the Plan for uniformity of treatment of Participants, or holders of beneficiaries of Options or other Share Awards. The terms and conditions of the Option granted hereunder or any other Share Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated). In addition, except as otherwise provided in the Optionee’s Employment Agreement, if the Optionee ceases to be an employee or other service provider to the Company or any of its Affiliates, as applicable, under no circumstances will the Optionee be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which the Optionee might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise. By accepting the Option granted hereunder, the Optionee acknowledges and agrees that the Option granted hereunder and any other Options or other Share Awards the Optionee has been awarded under the Plan and any other Options or other Share Awards the Optionee may be grated in the future, even if such Options or other Share Awards are made repeatedly or regularly, and regardless of their amount, (i) are wholly discretionary, are not a term or condition of Employment and do not form part of a or contract of

Employment, or any other working arrangement between the Optionee and the Company or any of its Affiliates, (ii) do not create any contractual entitlement to receive future Options or other Share Awards or to continued Employment, and (iii) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by Applicable Law or as otherwise provided in the Optionee’s Employment Agreement.
Section 5.6.    Data Privacy
(a)The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Company and its Affiliates, (including any of their respective payroll administrators), wherever they may be located, (collectively, the “Data Recipients”) for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Data Recipients will collect, hold, and process certain personal information about the Optionee (including, without limitation, name, home address, telephone number, date of birth, nationality and job detail and details of the Option granted hereunder and any other Share Award granted to the Optionee).
(b)The Data Recipients will treat the Optionee’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Optionee’s participation in the Plan and will take reasonable measures to keep such personal data private, confidential, accurate and current.
(c)Where the transfer is to a destination outside the jurisdiction in which the Optionee resides, the Company and its Affiliates (including any of their respective payroll administrators) shall take reasonable steps to ensure that such personal data continues to be adequately protected and securely held. Nonetheless, by accepting the Option granted hereunder, the Optionee acknowledges that personal information about the Optionee may be transferred to a jurisdiction that does not offer the same level of protection as the jurisdiction in which the Optionee resides. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired upon exercise of this Option. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.
(d)The Optionee may, at any time, view their personal data, require any necessary corrections to it or withdraw the consent referenced in this Section 5.6 by contacting the Secretary of the Company. The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the processing of personal data, including the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative. If you are a Malaysian Participant, a translation in Malay of this Section 5.6 is attached hereto as Annex A.
Section 5.7.    Nature of Grant
In accepting the grant, the Optionee acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b)the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(c)all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)the Optionee’s participation in the Plan shall not create a right to further employment with the Company or any of its Affiliates and shall not interfere with the ability of the Company or any of its Affiliates to terminate the Optionee’s Employment at any time with or without cause;
(e)the Optionee is voluntarily participating in the Plan;
(f)this Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or its Affiliates, and which is outside the scope of the Optionee’s employment contract, if any;
(g)this Option and Option benefit is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(h)in the event that the Optionee ceases to be an employee, director, or consultant, this Option grant will not be interpreted to form an employment contract or relationship with the Company or any of its Affiliates, and furthermore, this Option grant will not be interpreted to form an employment contract with the Company or any of its Affiliates;
(i)the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)if the underlying Shares do not increase in value, the Option will have no value;
(k)if the Optionee exercises his or her Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the exercise price;
(l)no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of the Optionee’s Employment by the Company or any of its Affiliates (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
(m)in the event of involuntary termination of Employment (whether or not in breach of local labor laws), the Optionee’s right to exercise the Option after termination of Employment, if any, will be measured by the date of termination of the Optionee’s active Employment (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law), and will not be extended by any notice period mandated under local law; the Company shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Optionee’s Option grant; and
(n)regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to and indemnify and keep indemnified the Company and its respective Affiliates from and against Tax-Related Items that are attributable to the exercise or any benefit derived by the Optionee from any Option and that the Company and/or the Affiliate (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option grant, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.
Section 5.8.    Applicability of the Plan and the Share Purchase Agreement
The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan and the Share Purchase Agreement, to the extent applicable to the Option and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Share Purchase Agreement, the terms of the Share Purchase Agreement shall control.
Section 5.9.    Proprietary Information and Inventions Agreement
The Optionee shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality and non-disclosure agreement.
Section 5.10.    Tax Indemnity for U.K. Participants
Solely with respect to U.K. Participants, the Optionee:
(a)shall indemnify the Company and each of its Affiliates in respect of all liability to United Kingdom income tax (including taxation required to be deducted through the PAYE system) and both primary (employees’) and secondary (employers’) national insurance contributions, which arise as a consequence of or in connection with the exercise of any portion of the Option granted hereunder and hereby authorizes the Company or any of its Affiliates, as applicable, to deduct such amounts from any payments which are or, at any time in the future, become due to the Optionee and whether pursuant to this Agreement or otherwise; and
(b)hereby permits the Company or any of its Affiliates, as applicable, to sell at Fair Market Value such number of Shares allocated or allotted to the Optionee following exercise of any portion of the Option as will provide such entity with an amount equal to the United Kingdom tax for which such entity is obliged under the PAYE regulations to account to H.M. Revenue & Customs in consequence of the exercise of the Option (including, without limitation, primary and secondary national insurance contributions referenced in Section 4.6(a) above).
Section 5.11.    Malaysian Participants
So with respect to Malaysian Participants:
(a)If the Option is subject to Malaysian law, the Optionee shall be responsible to ensure that all payments made or to be made pursuant to the exercise of the Option shall comply with all applicable foreign exchange rules in Malaysia.
(b)The Shares issued to the Optionee under the Plan in Malaysia constitute or relate to an “excluded offer,” “excluded invitation” or “excluded issue” pursuant to Sections 229 and 230 of the Malaysian Capital Markets and Services Act 2007. Copies of the Plan documents have been delivered to the Securities Commission of Malaysia. The Plan documents do not constitute, and may not be used for the purpose of, a public offering or issue, offer for subscription or purchase, invitation to subscribe for or purchase of any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007.
Section 5.12.    Language
If the Optionee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
Section 5.13.    Amendment
This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.
Section 5.14.    Governing Law
This Agreement shall be governed in all respects by the laws of the Cayman Islands.
Section 5.15.    Severability
Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
Section 5.16.    Counterparts.
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SMART Storage Systems (Global Holdings), Inc.

Name:
Title:

Optionee:

Name:

Annex A
Addendum for Malaysian Participants
Data Privasi
(a)Penerima Opsyen, dengan jelas, bersetuju dengan pengumpulan, penggunaan dan pemindahan data peribadinya, sama ada dalam bentuk elektronik atau bentuk lain, yang terkandung di dalam dokumen ini yang boleh dipakai oleh dan di antara Syarikat dan Anggota Sekutunya tanpa mengira lokasi mereka, hanya untuk tujuan pelaksanaan, pentadbiran dan pengurusan penglibatan Penerima Opsyen dalam Pelan tersebut. Penerima Opsyen faham bahawa Syarikat dan Anggota Sekutunya (termasuk pentadbir gaji mereka masing-masing), tanpa mengira lokasi mereka, (secara kolektif dirujuk sebagai “Penerima-penerima Data”) akan mengumpul, memegang dan memproses data peribadi tertentu Penerima Opsyen (termasuk tetapi tidak terhad, nama, alamat, nombor telefon, tarikh lahir, kewarganegaraan, maklumat pekerjaan dan maklumat mengenai Opsyen yang diberikan di bawah Pelan dan Share Award lain kepada Penerima Opsyen).
(b)Penerima-penerima Data akan menganggap data peribadi Penerima Opsyen sebagai sulit dan rahsia dan tidak akan mendedahkan data tersebut untuk apa-apa tujuan selain daripada tujuan mengurus dan mentadbir penglibatan Penerima Opsyen dalam Pelan tersebut dan akan mengambil langkah yang munasabah untuk memastikan data peribadi tersebut kekal sulit, rahsia, tepat dan terkini.
(c)Di mana data peribadi akan dipindah ke destinasi di luar bidang kuasa di mana Penerima Opsyen menetap, Syarikat dan Anggota Sekutunya (termasuk pentadbir gaji mereka masing-masing) akan mengambil langkah yang munasabah untuk memastikan data peribadi tersebut terus dilindungi dengan sewajarnya dan disimpan secara selamat. Walaubagaimanapun, dengan menerima Opsyen yang diberi di sini, Penerima Opsyen mengakui bahawa maklumat peribadinya berkemungkinan akan dipindahkan ke bidang kuasa yang tidak mempunyai perlindungan yang sama dengan bidang kuasa di mana Penerima Opsyen menetap. Penerima Opsyen memahami bahawa dia boleh meminta senarai nama dan alamat individu-individu yang berkemungkinan menerima data peribadinya dengan menghubungi wakil sumber manusia tempatannya. Penerima Opsyen memberi izin kepada individu-individu yang disenaraikan dalam senarai tersebut untuk menerima, memiliki, menggunakan, menyimpan dan memindahkan data peribadi Penerima Opsyen, sama ada dalam bentuk elektronik atau bentuk lain, untuk tujuan pelaksanaan, pentadbiran dan pengurusan penglibatan Penerima Opsyen dalam Pelan, termasuk pemindahan data yang diperlukan tersebut kepada broker atau pihak ketiga yang dipilih oleh Penerima Opsyen untuk mendeposit apa-apa Saham yang diperoleh apabila menjalankan Opsyen in. Penerima Opsyen memahami bahawa data ini akan disimpan selama tempoh yang diperlukan untuk tujuan pelaksanakan, pentadbiran dan pengurusan penglibatan Penerima Opsyen dalam Pelan.
(d)Penerima Opsyen boleh pada bila-bila masa melihat dan meminta pembetulan dibuat kepada data peribadinya, ataupun menarik balik persetujuannya yang dirujuk dalam Seksyen 5.6 ini dengan menghubungi Setiausaha Syarikat. Walaubagaimanapun, Penerima Opsyen memahami bahawa keenggannannya untuk memberi persetujuannya atau menarik balik persetujuannya berkemungkinan akan menjejaskan kelayakann untuk terlibat dalam Pelan ini. Untuk maklumat lanjut mengenai pemprosesan data peribadi, termasuk kesan sekiranya Penerima Opsyen enggan memberi persetujuannya atau menarik balik persetujuannya, Penerima Opsyen boleh menghubungi wakil sumber manusia tempatannya.

“Anggota Sekutu” dengan merujuk kepada mana-mana Pihak, bermaksud, (i) mana-mana Pihak lain secara langsung atau tidak mengawal, dikawal atau di bawah kawalan yang sama dengan Pihak tersebut dan mana-mana entiti yang, secara langsung atau tidak, dikawal oleh Pihak Syarikat dan (ii) mana-mana entiti lain yang Pihak tersebut mempunyai faedah ekuiti ketara atau mempunyai faedah ekuiti ketara dalam Pihak tersebut, sama ada dalam hal yang ditentukan oleh Jawatankuasa. Untuk tujuan definasi ini, istilah “kawalan” (termasuk kata korelatifnya, istilah-istilah “megawal”, “dikawal” dan “di bawah kawalan yang sama”) apabila diggunakan untuk merujuk kepada mana-mana Pihak, bermaksud pemilikan, secara langsung atau tidak, kuasa untuk mengarah atau menyebabkan arahan pihak pengurusan dan polisi Pihak tersebut, sama ada menerusi pemilikan sekuriti berundi, dengan contract atau sebaliknya. Tertakluk kepada proviso di atas, untuk tujuan apa-apa ISO, “Anggota Sekutu” bermaksud mana-mana perbadanan induk atau Anak Syarikat perbadanan pihak Syarikat sebagaimana istilah itu ditakrifkan dalam Seksyen 424(e) dan (f) masing-masing, dalam Internal Revenue Code of 1986;

“Jawatankuasa” bermaksud Jawatankuasa Kompensasi Lembaga (atau mana-mana anak jawatankuasa), atau mana-mana jawatankuasa Lembaga yang telah diberi kuasa mewakili oleh Lembaga mengikut peruntukan Pelan ini, kecuali dalam ketiadaan jawatankuasa ini, istilah jawankuasa” ini merujuk kepada Lembaga. Untuk mengelakkan keraguan, Lembaga diberi kuasa untuk bertindak sebagai Jawatankuasa pada setiap masa di bawah atau menurut peruntukan Pelan ini;

“Pelan” bermaksud Pelan Insentif Saham oleh SMART Storage Systems (Global Holdings), Inc. 2011; dan
“Penerima Opsyen” bermaksud ____[nama individu]_________;

“Syarikat” bermaksud SMART Storage Systems (Global Holdings), Inc., perbadanan Cayman Islands yang dikecualikan.

EXHIBIT A
FORM OF JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Employee Investors Shareholders Agreement of Saleen Holdings, Inc., a Cayman Islands exempted company, dated as of August 26, 2011 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Employee Investors Shareholders Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Employee Investors Shareholders Agreement.
By executing and delivering this Joinder Agreement to the Employee Investors Shareholders Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with, the provisions of the Employee Investors Shareholders Agreement as an Employee Investor. In connection therewith, effective as of the date hereof, the undersigned hereby makes the representations and warranties contained in Section 2.1 of the Employee Investors Shareholders Agreement.
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, _____.

Signature of Employee Investor

Print Name of Employee Investor

Address of Employee Investor:

Telephone:
Facsimile:

AGREED AND ACCEPTED
as of the ____ day of ____________, _____.

SALEEN HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B
SHARE PURCHASE AGREEMENT

EXHIBIT C
NOTICE OF OPTION EXERCISE
To exercise your option (the “Option”) to purchase the ordinary shares of SMART Storage Systems (Global Holdings) Inc. (the “Shares”) pursuant to the Option Agreement, please fill out this form and execute the attached Share Purchase Agreement (to the extent not previously executed and delivered) and return them to the Company, together with your payment of the amount of the aggregate exercise price due, which is the product of the number of Shares with respect to which you are exercising the Option and the per share exercise price of $__________. You are not required to exercise the Option with respect to all Shares thereunder. You also must include payment for the amount of any required payroll taxes and income tax withholding due in connection with your exercise, unless the Committee administering the Option Agreement specifically provides for this obligation to be satisfied in a different manner in accordance with the Option Agreement.
I hereby exercise my right to purchase ____ Shares under the Option Agreement. I am vested in the Option as to the Shares being purchased hereunder. Enclosed is payment for both the exercise price of $_______ and the required payroll taxes and income tax withholding of $_______ (if applicable). (Please contact the office of the Stock Plan Administrator of the Company to determine the amount of any required payroll taxes and income tax withholding.) I also have signed and enclosed the Share Purchase Agreement which was attached to the Option Agreement, and understand that, in that case, this exercise is not effective unless the executed Share Purchase Agreement is attached. I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this Option.

Signature:
Printed Name:
Date: